SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
              the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant |_|
Filed by a Party other than the Registrant |_|

Check the appropriate box:

|_|   Preliminary Proxy Statement
|_|   Confidential, for Use of the Commission Only
      (as permitted by Rule 14a-6(e)(2)
|X|   Definitive Proxy Statement
|_|   Definitive Additional Materials
|_|   Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                             Greater Community Bank
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                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|   No Fee Required

|_|   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1.    Title of each class of securities to which transaction applies:

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      2.    Aggregate number of securities to which transaction applies:

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      3.    Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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      4.    Proposed maximum aggregate value transaction:

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      5.    Total fee paid:

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|_|   Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration number, or the Form or Schedule and the date of its filing.

      1.    Amount previously paid:

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      4.    Date Filed:

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

                            GREATER COMMUNITY BANCORP
                               55 Union Boulevard
                            Totowa, New Jersey 07512

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                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
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TIME.............................     4:00 p.m. on Tuesday, April 18, 2000

PLACE............................     55 Union Boulevard
                                      Totowa, New Jersey 07512

ITEMS OF BUSINESS................     1. To elect members of the Board of
                                         Directors, whose terms are described in
                                         the Proxy Statement.
                                      2. To transact such other business as may
                                         properly come before the Meeting and
                                         any adjournment thereof.

RECORD DATE......................     Holders of Common Shares of record at the
                                      close of business on March 1, 2000 are
                                      entitled to vote at the Meeting.

ANNUAL REPORT....................     The Company's 1999 Annual Report, which is
                                      not a part of the proxy soliciting
                                      material, is enclosed.

PROXY VOTING.....................     It is important that your Shares be
                                      represented and voted at the Meeting. You can vote your Shares by marking, signing, dating and returning the enclosed proxy card in the postage-paid envelope furnished for that purpose. The enclosed proxy is solicited by the Company's Board of Directors, which requests that you promptly complete and mail the proxy card so that a quorum will be established for the Meeting without further expense to the Company. Any proxy may be revoked in the manner described in the accompanying Proxy
                                      Statement at any time prior to its
                                      exercise at the Meeting. Stockholders are cordially invited to attend the Meeting in person. If you attend the Annual Meeting and vote in person, the enclosed Proxy
                                      Card will not be used.

                                             By order of the Board of Directors,


                                             Edith A. Leonhard, Secretary

Totowa, New Jersey
March 17, 2000

                            GREATER COMMUNITY BANCORP
                               55 Union Boulevard
                            Totowa, New Jersey 07512
                                  973-942-1111

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             PROXY STATEMENT FOR 2000 ANNUAL MEETING OF STOCKHOLDERS

--------------------------------------------------------------------------------

      These proxy materials are furnished in connection with the solicitation by the Board of Directors of Greater Community Bancorp (the "Company"), a New Jersey corporation, of proxies to be voted at the Company's 2000 Annual Meeting of Stockholders (the "Annual Meeting" or "Meeting"), including any adjourned meeting.

      You are cordially invited to attend the Meeting on Tuesday, April 18, 2000 beginning at 4:00 p.m. E.S.T. The Meeting will be held at the Company's headquarters at 55 Union Boulevard, Totowa, New Jersey 07512.

      The Company's 1999 fiscal year began on January 1, 1999 and ended on December 31, 1999. All references in this Proxy Statement to the year 1999 or fiscal 1999 refer to that twelve-month period.

      This Proxy Statement and accompanying forms of proxy and voting instructions are first being mailed on or about March 17, 2000 to stockholders of record on March 1, 2000 (the "Record Date").

Purpose of the Annual Meeting

      The election of directors is the only matter which will be presented at the Annual Meeting to be considered and voted upon (see "ELECTION OF DIRECTORS" below). At the date this Proxy Statement went to press, the Company did not anticipate that any other matters would be raised at the Meeting.

Proxies

      Because many stockholders cannot attend the Meeting in person, it is necessary that a large number be represented by proxy. The proxies solicited by the Board of Directors will be voted in accordance with the directions given therein. If no instructions are indicated on a properly executed proxy, the Shares represented by that proxy will be voted as recommended by the Board of Directors. The proxy confers discretionary authority on the persons named in the proxy to vote with respect to the election of any person as director where the nominee is unable to serve or for good cause will not serve, and with respect to matters incident to the conduct of the Annual Meeting. If any other business is presented at the Meeting, including, among other things, consideration of a motion to adjourn the Meeting to another time or place, the persons named as proxies and acting thereunder will have discretion to vote on those matters according to their best judgment to the same extent as the person delivering the proxy would be entitled to vote.

      You may revoke your proxy at any time before it is exercised by writing to the Corporate Secretary, by timely delivery of a properly executed, later-dated proxy, or by voting by ballot at the Meeting. Unless so revoked, the Shares represented by properly executed proxies will be voted at the Annual Meeting and all adjournments thereof. Your mere presence at the Meeting will not revoke your proxy.

Stockholders Entitled to Vote

      The securities entitled to vote at the Annual Meeting consist of the Company's common stock, $0.50 par value per share ("Common Stock"). Holders of Common Stock at the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. On December 31, 1999, 6,031,994 shares of Common Stock ("Shares") were outstanding. Only stockholders of record may vote Shares. If own Shares through a bank, broker or other holder of record ("nominee"), such nominee should provide you with voting instructions. Please sign and return those instructions promptly to assure that your Shares will be represented at the Meeting. In accordance with New Jersey law, a list of stockholders entitled to vote at the Meeting will be available at the Meeting and will be subject to inspection by any stockholder for reasonable periods during the Meeting.

Required Vote

      The presence, in person or by proxy, of the holders of a majority of the Shares entitled to vote generally for the election of directors is necessary to constitute a quorum at the Meeting. Each Share is entitled to one vote on each matter to come before the Meeting. Abstentions and broker "non-votes" are counted as present and entitled to vote for purposes of determining a quorum. A broker "non-vote" occurs when a nominee holding Shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

      A plurality of the votes duly cast is required for the election of directors (i.e., the nominees receiving the greatest number of votes will be elected). Votes withheld and broker "non-votes" are not counted for purposes of the election of directors.

      The affirmative vote of the holders of a majority of the Shares present in person or represented by proxy and entitled to vote at the Meeting is required to approve any other matters to be acted upon at the Meeting. An abstention is counted as a vote against any such other matters, but a broker "non-vote" is not so counted.

Principal Stockholders

      The Company knows of no individual or group which beneficially owned more than 5% of the Common Stock on the Record Date, other than John L. Soldoveri, a director of the Company. Details of his beneficial stock ownership, and that of other directors and executive officers of the Company, as of December 31, 1999 are set forth below (see "SHARE OWNERSHIP OF MANAGEMENT AND DIRECTORS").

Multiple Copies of Annual Report

      The Company's 1999 Annual Report to Stockholders, including financial statements, has been mailed to stockholders with these proxy materials. If more than one copy of the Annual Report was sent to your address and you wish to reduce the number of reports you receive and save the Company the cost of producing and mailing these reports, we will discontinue the mailing of reports on the accounts you select. At least one account at your address must continue to receive the Annual Report. Mailing of dividends, dividend reinvestment statements, proxy materials and special notices will not be affected by your election to discontinue multiple mailings of the Annual Report. To discontinue or resume the mailing of an Annual

Report to an account, write to the Assistant Secretary c/o the Company at P.O. Box 269, 55 Union Boulevard, Totowa, NJ 07511-0269, or call Jeannette Chardavoyne at 973-942-1111, ext. 1033.

      If you own Common Stock through a bank, broker or other holder of record and receive more than one of the Company's Annual Reports, contact the holder of record to eliminate duplicate mailings.

Cost of Proxy Solicitation

      The Company will bear the costs of soliciting proxies. Proxies may be solicited on the Company's behalf by directors, officers or employees of the Company (without compensation other than their regular compensation) in person or by telephone, facsimile or other electronic means. In accordance with SEC regulations, the Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable expenses incurred in sending proxies and proxy materials to beneficial owners of Common Stock.

Stockholder Account Maintenance

      The Company's transfer agent is First City Transfer Company. All communications concerning accounts of stockholders of record, including address changes, name changes, inquiries as to requirements to transfer Common Stock and similar issues can be handled by writing to First City Transfer Company, P.O. Box 170, Iselin, NJ 08830 Attn: Ms. Kathy Zaleske, or call at 732-906-9227, ext. 14.

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                            GOVERNANCE OF THE COMPANY

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      Under the New Jersey Business Corporation Act and the Company's Bylaws,
the Company's business, property and affairs are managed under the direction of the Board of Directors. Members of the Board are kept informed about the Company's business through discussions with the chairman and officers, by reviewing materials provided to them and by participating in meetings of the Board and its committees.

      The Board meets monthly on a regular basis and may also have special meetings. During fiscal 1999 the full Board held 13 meetings and the committees held a total of 51 meetings. No director attended fewer than 75% of the total number of meetings held during fiscal 1999 of the full Board and committees on which he served.

Committees of the Board of Directors

      During fiscal 1999 the Board of Directors had five ongoing committees: the Executive Committee, the Management Coordinating Committee, the Audit Committee, the Insurance Committee and the Stock Option Committee.

      The Executive Committee is comprised of the Chairman, the Vice Chairman, the President and three additional members proposed by the Chairman and appointed by the Board. The Executive Committee may exercise the powers of the full Board in the management of the Company's business and affairs, except for major actions such as Bylaw amendments, unless otherwise provided by a resolution of a majority of the whole Board. The Executive Committee met 13 times during 1999.

      The Management Coordinating Committee is comprised of the Vice Chairman, the President and such additional members as are recommended by the Chairman and approved by the Board. This Committee's duties are to coordinate the management and operations of the Company's subsidiaries and to recommend, to the full Board and the Executive Committee, policies relating to the operation of the subsidiaries, with a view to providing uniformity, where appropriate. This Committee met 31 times during 1999.

      The Audit Committee, comprised of six board members, includes at least one director of each subsidiary bank who are appointed by the boards of each individual bank. It meets with management to consider the adequacy of the Company's internal controls and the objectivity of its financial reporting. The Audit Committee also meets with the independent auditors and appropriate Company financial personnel and internal auditors regarding these matters. The Committee recommends to the Board the appointment of the independent auditors and reviews and approves in advance for each year the audit and nonaudit services and fees of such auditors. Both the internal auditors and the independent auditor regularly meet privately with the Audit Committee and have unrestricted access to it. The Committee reviews matters relating to corporate financial reporting and accounting policies and procedures. It also reports its findings on any of the above to the Board of Directors, as appropriate. The Audit Committee met 4 times during 1999.

      The Insurance Committee reviews the Company's insurance needs and approves insurance policies issued to the Company. This committee met once in 1999.

      The Stock Option Committee grants options under, and otherwise administers, the 1996 Employee Stock Option Plan. This Committee also makes recommendations to the Board concerning matters relating to other stock options which may be granted by the Company. Such Committee met twice during 1999.

      Six of the Company's directors served as directors of Great Falls Bank. In that capacity various Board members also served on committees of Great Falls Bank's Board of Directors and through these committees coordinated the functions of the Company and Great Falls Bank. During 1999, committees of Great Falls Bank's Board included the Audit, Loan, Personnel, Business Development and Marketing, Investment, and Security and Insurance Committees.

      Similarly, three of the Company's directors served as directors of Bergen Commercial Bank and in that capacity served on committees of its Board of Directors. During 1999, committees of Bergen Commercial Bank's Board included the Audit/Examining, Executive, Investment/Financial, Loan, Personnel /Compensation, and Marketing Committees.

      During 1999, David Waldman, a nominee for reelection as a director at the Meeting, joined the Board as a representative of the Company's newest bank subsidiary, Rock Community Bank. Mr. Waldman serves as a director of Rock Community Bank and several committees of its Board of Directors. Rock's Board has the following committee: Loan Committee.

Compensation of Directors

      The Company compensates its nonemployee directors through a combination of cash fees based on directors meetings attended, grant of stock options, and a non-qualified retirement plan instituted during 1999 (see "Directors' Retirement Plan" below). Nonemployee directors may elect to defer payment of their cash fees pursuant to a deferral plan which was also instituted during 1999 (see "Directors' Deferred

Compensation Plan" below). Nonemployee directors are also compensated for attending meetings of the respective Boards of the subsidiary banks of which they are directors and committees of the bank boards.

      During fiscal 1999 the Company's nonemployee directors were compensated for services rendered in that capacity at the rate of $450 per full board meeting attended and $200 for each committee meeting attended. In addition, each nonemployee director was paid a stipend of $2,000 at the beginning of 1999. The Company paid a total of $66,700 to its nonemployee directors for 1999 in those capacities. Fees for 2000 have been set at $500 per regular board meeting attended and $200 per committee meeting attended.

      During 1999 Great Falls Bank's nonemployee directors were compensated $450 for each meeting of the Board of Great Falls Bank attended and $200 for each committee meeting attended, as well as an annual stipend of $2,000 (in the case of Mr. Soldoveri, as Chairman, $14,000). Great Falls paid a total of $137,200 in directors fees during 1999 to all nonemployee directors of Great Falls for acting in those capacities, of which $79,850 was paid to those Bank directors who are also nonemployee directors of the Company. Fees for 2000 meetings have been set at $500 per regular meeting attended and $200 for each committee meeting attended. The Chairman will receive a stipend of $1,000 per month and the Audit Committee Chairman $200 per month.

      During 1999 Bergen Commercial Bank's nonemployee directors were compensated $450 for each Board meeting attended. Such bank directors were also compensated $200 for each committee meeting attended and an annual stipend of $2,000 (in the case of Mr. Bruno, as Chairman, $17,000). Bergen Commercial paid a total of $93,250 in directors fees during 1999 to all of its nonemployee directors for acting in those capacities, of which $49,300 was paid to those Bank directors who are also nonemployee directors of the Company. 2000 meeting fees have been set at $500 per regular meeting attended and $200 for each committee meeting attended.

Directors' Retirement Plan

      During 1999 the Company established a noncontributory non-qualified retirement plan for nonemployee directors of the Company, Great Falls Bank and Bergen Commercial Bank ("Directors' Retirement Plan"). The Directors' Retirement Plan is designed to provide a benefit to those nonemployee directors who, at retirement age, will have a minimum of 15 years of service on their respective Board(s) of which at least 5 years occur after establishment of the Directors' Retirement Plan. Each participant's Retirement Benefit is 75% of his projected annual board fees earned in the year prior to his normal retirement date (the later of age 65 or five years of plan participation), using actual 1997 fees earned plus assumed increases in such fees based upon annual compounding at the rate of 5%, subject to a maximum amount specified in each participating director's Joinder Agreement. In the event of the director's disability prior to attaining his benefit eligibility date, the director may request that the Board permit him to receive an immediate disability benefit equal to the annualized value of the director's accrued benefit and payable monthly over a 10-year period. In the event of a director's death prior to attainment of his benefit eligibility date, the director's beneficiary is entitled to a monthly survivor benefit payable for a 10-year period. If the director's services are terminated following a "change-in-control" (as defined), the director is entitled to receive his full retirement benefit, commencing 30 days after such termination.

      All nonemployee directors of the Company except for Messrs. Soldoveri and Waldman are participants in the Directors' Retirement Plan. If the participating directors continue to serve as directors and retire at their benefit eligibility dates (the later of 65 or five years of plan participation), the estimated annual pensions payable to them under the plan would be as follows: Dr. Bramante, $12,421; Mr. Bruno, $67,858; Mr. Ferguson, $11,693; Mr. Lobosco, $13,150; Mr. Volpe, $23,099; and Mr. Urbano, $15,085. These amounts are payable in monthly installments over ten years certain. Other actuarially equivalent forms of payment are optionally permitted.

Directors' Deferred Compensation Plan

      Effective January 1, 1999 the Company also established a deferred compensation plan for nonemployee directors of the Company, Great Falls Bank and Bergen Commercial Bank ("Deferred Compensation Plan"). A participating director may defer payment of a specified amount up to 100% of his or her monthly board fees and/or stipend (as a director of both the Company and a subsidiary bank) using board fees actually earned during 1997. Amounts deferred earn interest at the rate of 10% per annum. At retirement, the benefit under the Deferred Compensation Plan is payable in the form of a monthly annuity for 10 years. In the event of the director's disability prior to attainment of his benefit eligibility date, the director may request that the Board permit him to receive an immediate disability benefit equal to the annuitized value of the director's deferral account and payable monthly over a 10-year period. In the event of a director's death prior to attainment of his benefit eligibility date, the director's beneficiary is entitled to a monthly survivor benefit payable for a 10-year period. The Deferred Compensation Plan also provides a $10,000 death benefit payable to the director's beneficiary. All nonemployee directors of the Company except for Messrs. Soldoveri and Waldman are participating in the Deferred Compensation Plan.

      No stock options were granted to nonemployee directors during 1999. During 1999, no director exercised any of the stock options granted to them before 1999.

      The following table summarizes cash compensation earned during 1999 by the Company's directors other than Messrs. Soldoveri, Irwin and Campbell. (Information regarding those three executive directors is presented in the tables below regarding executive compensation--see "Executive Compensation and Other Benefits.") Meeting fees primarily include fees paid for attending meetings of the Company, its bank subsidiaries and their committees thereof. The table also presents information about options held at the end of 1999.

                      DIRECTOR COMPENSATION FOR FISCAL 1999

                                                                        Number of Shares       Dollar Value of Unexercised
                                                                     Underlying Unexercised      in-the-Money Options at
                                   Cash Compensation               Options at Fiscal Year End      Fiscal Year End (1)
                        -------------------------------------      --------------------------     --------------------
                                               Value Realized
                                                on Exercise
                            Meeting               of Stock              Exercisable (E)/             Exercisable (E)/
        Name            Fees & Other ($)         Options ($)            Unexercisable (U)           Unexercisable (U)
--------------------    ----------------       ---------------          -----------------           ----------------
M. A. Bramante               $17,000                -0-                     1,520 (E)                 $  4,065 (E)
                                                                            5,798 (U)                 $ 15,506 (U)

Anthony M. Bruno, Jr.        $46,400 (2)            -0-                    30,492 (E)                 $ 81,548 (E)
                                                                           96,558 (U)                 $258,235 (U)

William T. Ferguson          $13,900                -0-                       910 (E)                 $  2,434 (E)
                                                                            5.799 (U)                 $ 15,509 (U)

Joseph A. Lobosco            $22,800                -0-                       911 (E)                 $  2,434 (E)
                                                                            5,798 (U)                 $ 15,506 (U)

Alfred R.  Urbano            $18,200                -0-                     1,824 (E)                 $  4,878 (E)
                                                                            5,799 (U)                 $ 15,508 (U)

Charles J. Volpe             $24,700                -0-                     1,824 (E)                 $  4,878 (E)
                                                                            5,799 (U)                 $ 15,508 (U)

David Waldman                $ 1,150                -0-                        -0-                          -0-

(1) All unexercised options were "in-the-money" at the end of 1999. The year-end values of such options have been calculated as the difference between (a) $9.3125 the value of shares subject to such options using the mean between the closing bid and asked prices per share of the Common Stock on December 31, 1999, as quoted by the NASDAQ National Market System, and (b) the aggregate price payable on exercise of options.

(2)   Includes $17,000 annual stipends.

Certain Relationships and Related Transactions

      The building in which the Company's offices and Great Falls Bank's main branch are situated is owned by Anjo Realty, a partnership in which Mr. Soldoveri, the Company's Chairman of the Board, has a 51% interest, and Mr. Bruno, the Company's Vice Chairman, has a 14% interest. The rent paid in 1999 was $226,035.

      The Company provides a liability insurance policy for the officers and directors of the Company and its bank subsidiaries. Coverage is provided by a policy issued by a major insurance company in the aggregate amount of $5,000,000, with a standard deductible amount per claim. The policy also insures the Company against amounts paid by it to indemnify directors and officers. The 1999 premium for the policy was $21,788.

      Directors and officers of the Company and their associates were customers of and had transactions with the subsidiary banks during 1999, and it is expected that they will continue to have such transactions in the future. All deposit accounts, loans and commitments comprising such transactions were made in the respective banks' ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and in the opinion of management did not involve more than normal risks of collectibility or present other unfavorable features. At December 31, 1999, the total amount of loans outstanding from Great Falls Bank, Bergen Commercial Bank and Rock Community Bank to the executive officers and directors of the Company was $3,554,113, which represented 10.06% of the Company's consolidated stockholders' equity on that date. At that date, Great Falls Bank, Bergen Commercial Bank and Rock Community Bank in the aggregate also had commitments to extend credit under revolving lines of credit, totaling $749,371 at various rates, to the Company's directors, executive officers and their affiliates.

                   SHARE OWNERSHIP OF MANAGEMENT AND DIRECTORS

      The following table sets forth information concerning beneficial ownership of Common Stock on December 31, 1999 by each director and executive officer of the Company and by such persons as a group. All such persons have an address c/o the Company at P.O. Box 269, 55 Union Boulevard, Totowa, New Jersey 07511-0269. All shares of a named person are deemed to be subject to that person's sole voting power and sole investment power unless otherwise indicated.

      Name of                                 Amount and Nature of
  Beneficial Owner                            Beneficial Ownership*        Percent of Class*
------------------------                      ----------------------       -----------------
M. A. Bramante                                     158,179 (a)                  2.62%
Anthony M. Bruno, Jr                                99,372 (b)                  1.63%
C. Mark Campbell                                   124,228 (c)                  2.05%
William T. Ferguson                                 51,607 (d)                  0.86%
George E. Irwin                                    191,167 (e)                  3.14%
Joseph A. Lobosco                                   64,620 (f)                  1.07%
John L. Soldoveri                                  511,482 (g)                  8.46%
Alfred R. Urbano                                   197,177                      3.27%
Charles J. Volpe                                    71,645 (h)                  1.19%
David Waldman                                       29,274 (i)                  0.48%
Erwin D.  Knauer                                    11,564 (j)                  0.19%
Naqi A. Naqvi                                       13,444 (k)                  0.22%
All directors and executive officers
 as a group (12 in number including
 individuals named above)                        1,345,030 (a)-(l)             24.54%

(*) Based on 6,031,994 shares issued and outstanding on December 31, 1999 Beneficially owned shares also includes shares (i) owned by a spouse, minor children or by relatives sharing the same home, (ii) owned by entities owned or controlled by the named person, and (iii) with respect to which the named person has the right to acquire such shares within 60 days by the exercise of any right or option. In accordance with SEC beneficial ownership computation rules, the percentage of common stock beneficially owned by a person or group assumes the exercise of options held by such person or group but the nonexercise of options held by all other persons.

(a) Includes 6,606 shares held by Dr. Bramante's IRA, 27,085 shares held by his wife, and 2,739 shares subject to stock options.

(b) Includes 50,820 shares subject to stock options, 11,457 shares held in Mr. Bruno's IRA and 9,084 shares held by his wife.

(c) Includes 41,480 shares held subject to stock options, 26,048 shares held in the Company's 401K Plan, 4,906 shares held in Mr. Campbell's IRA and 4,789 shares held jointly with a family member. Also includes 3,743 shares held by a trust of which Mr. Campbell is a trustee; Mr. Campbell disclaims beneficial ownership of all of the shares held by such trust.

(d) Includes 525 shares held by Mr. Ferguson's wife, 2,131 shares subject to stock options, and 4,975 shares owned by a corporation of which Mr. Ferguson is a stockholder. Mr. Ferguson disclaims beneficial ownership of one-half of the shares held by the corporation, or 2,397 shares.

(e) Includes 60,348 shares subject to stock options, 13,931 shares held jointly with Mr. Irwin's wife, 11,021 shares held in the Company's 401K Plan, and 3,294 shares owned by a corporation.

(f) Includes 20,942 shares owned by Mr. Lobosco's wife and 2,031 shares subject to stock options.

(g) Includes 84,920 shares owned by Mr. Soldoveri's wife and 3,043 shares subject to stock options. Excludes 34,849 shares owned by a charitable foundation of which Mr. Soldoveri is a director; Mr. Soldoveri has no pecuniary interest in the foundation's shares and he disclaims beneficial ownership of all shares it owns.

(h) Includes 4,983 shares held in Mr. Volpe's IRA, 4,863 shares held jointly with his wife, 3,043 shares subject to stock options and 5,250 shares held by a partnership. Mr. Volpe disclaims beneficial ownership of one-half or 2,625 shares held by such partnership.

(i)   Includes 9,922 shares held by Mr. Waldman's wife.

(j)   Includes 10,500 shares subject to stock options.

(k)   Includes 2,654 shares subject to stock options.

(l) The total for all directors and executive officers includes 178,789 shares subject to stock options.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers to file reports of holdings and transactions in Common Stock with the SEC. Based on Company records and other information, the Company believes the director and executive officers indicated in the following table failed to file on a timely basis one or more reports which they were required to file with respect to transactions in Common Stock during fiscal 1999 (or earlier to the extent not included in the 1999 Proxy Statement). The Company is not aware of any failure to file a required Form.

      Name of Reporting Person       No. of Late Reports     No. of Transactions
      ------------------------       -------------------     -------------------
        William T.  Ferguson                  1                      1
        Erwin D.  Knauer                      1                      1
        Naqi A.  Naqvi                        1                      2

Relationship with Independent Public Accountants

      The Company has selected a principal accountant for fiscal 2000-2001. Grant Thornton LLP has acted as the Company's principal accountant for 1996 through 1999. It is expected that a representative of Grant Thornton LLP will be present at the Annual Meeting, that the representative will have the opportunity to make a statement if he desires to do so and that he will be available to respond to appropriate questions.

Stockholder Proposals

      Stockholders of publicly-held companies make proposals from time to time for consideration by stockholders, although no such proposals have been made in the past for presentation to the Company's stockholders. Some proposals may be withdrawn by the proponent or are otherwise excludable. Any stockholder who intends to present a proposal at the annual meeting in the year 2001, and who wishes to have the proposal included in the Company's proxy statement for that meeting, must deliver the proposal to the Corporate Secretary at the above address, not later than November 15, 2000. All proposals must meet the requirements set forth in the rules and regulations of the SEC in order to be eligible for inclusion in the proxy statement for that meeting.

--------------------------------------------------------------------------------

                              ELECTION OF DIRECTORS

--------------------------------------------------------------------------------

      The Board of Directors is divided into three classes whose terms expire at successive annual meetings. The number of directors in each class is to consist, as nearly as may be, of one-third of the number of directors constituting the whole Board. For the coming year the Board of Directors has fixed the total number of directors at ten. Three persons are to be elected at the Meeting for three-year terms, to succeed three of the present directors whose terms expire at the Meeting. The terms of the remaining seven directors will continue beyond the Meeting. The Board has proposed the following nominees, all of whom are members of the present Board, for election as directors at the Meeting:

   Nominees for Election as Directors with three-year terms expiring in 2003:

                                  M.A. Bramante
                                  William T. Ferguson
                                  David Waldman

      The Board of Directors recommends a vote FOR the election of the above-named nominees for election as directors.

      Other nominations may be made pursuant to the Company's Bylaws, which require, among other things, advance written notice to the Chairman of the Board of the Company. Any such nomination shall be delivered or mailed not less than 14 days prior to the Meeting, that is, on or before April 4, 2000. However, if less than 21 days' notice of the Meeting is given to stockholders, then such nomination shall be mailed or delivered to the Chairman not later than the close of business on the seventh day following the day on which the Notice for the Meeting was mailed.

      The Company's Bylaws permit the Board of Directors to increase the number of directors by not more than two members, and to fill the vacancies created by such increase, between Annual Meetings of Stockholders. In the event of any such increase in the number of directors by the Board, the terms of the directors filling such vacancies shall be fixed by the Board in such manner as to result in each class consisting, as nearly as may be, of one-third of the number of directors then constituting the whole Board as so increased. A director elected by the Board to fill a vacancy created in such manner will serve only until the next Annual Meeting of Stockholders, at which time the stockholders will elect such director's successor for the succeeding term, or if applicable, for the remaining portion of the full term previously fixed by the

Board. The Board of Directors has no plans at the present time to make any such increase and fill vacancies prior to the Meeting.

      The persons named as proxies in the Proxy Cards solicited by the Board will vote for the election of the three nominees named in this Proxy Statement. If any nominee is unable to serve, the Shares represented by all properly executed proxies which have not been revoked will be voted for the election of such substitute as the Board may recommend or the size of the Board may be reduced to eliminate the vacancy. At this time the Board knows of no reason why any nominee might be unable to serve.

      The following pages describe the principal occupation, age as of the Record Date and certain other information regarding each nominee for election as a director at the Meeting and other directors whose terms of office will continue after the Meeting.

Nominees for Terms Expiring in 2003

      M. A. Bramante, a founding director of both the Company and Great Falls Bank since 1985. Chairman of Audit Committee; Member of Executive Committee and Stock Option Committee. Retired orthodontist-- formerly President of M.A. Bramante, D.D.S., P.A., 1960-1996. Age: 67.

      William T. Ferguson, a founding director of both the Company and Great Falls Bank since 1985. Member of Stock Option Committee. Owner, Siam Garden Restaurant, Boca Raton, Florida, since 1997. Vice President, Ted Car, Inc. (auto wholesaler) since 1977. Age: 57.

      David Waldman, a director of both the Company and Rock Community Bank since 1999. Lawyer, Waldman, Renda & Mc Kinney. Age 59.

Directors Whose Terms Will Expire in 2001

      Anthony M. Bruno, Jr., Director and Vice Chairman of the Board of Directors of the Company since 1995; Chairman of the Board of Bergen Commercial Bank since 1987; a founding director of the Company and Great Falls Bank in 1985, positions from which he resigned in 1987 when Bergen Commercial Bank was formed. Member of Executive Committee, Management Coordinating Committee, Audit Committee and Insurance Committee. Senior Partner, Bruno, DiBello & Co., L.L.C. (Certified Public Accountants). Minority partner in Anjo Realty (real estate investments). Mr. Bruno is a nephew of Mr. Soldoveri and is Mr. Campbell's brother-in-law. Age: 45.

      George E. Irwin, Director of both the Company and Great Falls Bank since 1987; President and Chief Executive Officer of the Company since 1999; President and Chief Operating Officer of the Company 1995- 1999; Vice President of the Company, 1987-1995; President and Chief Executive Officer of Great Falls Bank since 1987; Executive Vice President, Treasurer, and Senior Loan Officer of Great Falls Bank during 1986. Member of Executive Committee and Management Coordinating Committee. Age: 56.

      Alfred R. Urbano, Director of the Company and Great Falls Bank from 1986 through mid-1997 and 1998-present. President, Rubicon Realty Corp. (real estate investment) since 1980. Age: 53.

Directors Whose Terms Will Expire in 2002

      C. Mark Campbell, Director and Executive Vice President of the Company since 1995; Director, President and Chief Executive Officer of Bergen Commercial Bank since 1987. Member of Management Coordinating Committee. Mr. Campbell is Mr. Bruno's brother-in-law. Age: 49.

      Joseph A. Lobosco, Director of both the Company and Great Falls Bank since 1990. Member of Insurance Committee. Retired in 1994 as Senior Partner of Joseph Lobosco & Sons (insurance agency) of which he had been a partner since 1961.
Age: 65.

      John L. Soldoveri, Chairman of the Board of Directors; Chief Executive Officer of the Company until 1999; President of the Company from 1985 until the end of 1995; a founding director of both the Company and Great Falls Bank since 1985. Member of Executive Committee, Audit Committee and Insurance Committee. President of both Soldoveri Agency and Rhodes Agency, Inc. (real estate brokerage and insurance agencies) for many years until 1991, Vice President of both since 1991. Controlling partner of Anjo Realty (real estate investments) since 1980, and active investor in real estate, directly and through various entities. Mr. Soldoveri is Mr. Bruno's uncle. Age: 75.

      Charles J. Volpe, Director of the Company since 1995; director of Bergen Commercial Bank since 1987. Member of Audit Committee and Stock Option Committee. Chief executive officer, J.P. Patti Company (roofing). Age: 62.

Executive Officers

      The following table provides certain information about the Company's current executive officers.

                                                                                  Year First
                                                                  Age as of       Elected to
       Name                            Office                    Record Date    Current Office
--------------------     -------------------------------------   -----------    --------------
John L. Soldoveri        Chairman                                     75             1985
Anthony M. Bruno, Jr.    Vice Chairman                                45             1995
George E. Irwin          President and Chief Executive Officer        56             1995
C. Mark Campbell         Executive Vice President                     49             1995
Erwin D.  Knauer         Executive Vice President                     54             1999
Naqi A. Naqvi            Treasurer                                    43             1987

      Certain information is set forth above regarding the business background of Messrs. Soldoveri, Bruno, Campbell and Irwin, all of whom are directors of the Company.

      Before joining the Company as Executive Vice President in mid-1999, Mr. Knauer was President of The Ramapo Bank, of Wayne, New Jersey as well as being a director and Senior Vice President of its parent, Ramapo Financial Corporation.

      Mr. Naqvi has served as Treasurer and Chief Financial Officer of the Company and Great Falls Bank for more than ten years.

--------------------------------------------------------------------------------

                    Executive Compensation and Other Benefits

--------------------------------------------------------------------------------

Summary Compensation Table

      The following table summarizes compensation during the years ended December 31, 1999, 1998 and 1997 earned by or awarded to the Company's Chief Executive Officer and its other executive officers whose total salary and bonus in 1999 exceeded $100,000.

                                                                Annual Compensation                           Long Term
                                           ---------------------------------------------------------         Compensation
      Name and Principal                                                             Other Annual           Stock Options
       Position in 1999                    Year       Salary($)      Bonus ($)      Compensation ($)        Awarded (#) (1)
----------------------------------         ----       ---------      ---------      ----------------        ---------------
JOHN L. SOLDOVERI                          1999           -              -             35,600 (2)                 -0-
Chairman of the Company and                1998           -              -             27,525 (2)                 -0-
CEO (until April, 1999)                    1997           -              -             70,987 (2)                 -0-

GEORGE E. IRWIN
President and CEO (since April, 1999)      1999        195,000           -             137,307 (3)                -0-
of the Company and President and           1998        176,538           -             117,147 (3)               4,200
CEO of Great Falls Bank                    1997        157,500           -             111,286 (3)                -0-

C. MARK CAMPBELL
Executive Vice President of the            1999        161,700           -             57,430 (4)                 -0-
Company and President and CEO of           1998        154,000           -             46,511 (4)                4,200
Bergen Commercial Bank                     1997        149,827           -             53,765 (4)                 -0-

(1) The numbers of shares underlying stock options awarded in 1998 have been adjusted to reflect subsequently paid stock dividends and stock split.

(2) Primarily represents fees paid for attendance at meetings of the Board of Directors of Great Falls Bank and committees of that Board. Also includes stipends aggregating $16,000, $12,000 and $14,000 during 1999, 1998 and 1997, respectively, and compensation of $41,112 realized upon exercise of stock options during 1997.

(3) Includes employer contributions to 401K Plan ($24,982 for 1999, $25,221 for 1998 and $24,543 for 1997). Also includes auto allowances aggregating $10,800 for each year; accrual for 1999 under Supplemental Executive Retirement Plan in the amount of $47,572; term life insurance benefits valued at $3,432 for 1998 and $2,016 for 1997; and compensation realized on exercise of stock options of $53,953 in 1999, $77,693 in 1998 and $73,926 in 1997.

(4) Comprised of $0, $0 and $10,017 for 1999, 1998 and 1997, respectively, realized on exercise of options to purchase Common Stock; auto allowances of $10,800 for each year; accrual for 1999 under Supplemental Executive Retirement Plan in the amount of $21,100; term life insurance benefits valued at $10,504 for 1998 and $9,781 for 1997; and employer contributions to 401K Plan of $25,530, $25,207 and $23,166 for 1999, 1998 and 1997,
      respectively.

EXECUTIVE COMMITTEE OF BOARD OF DIRECTORS
REPORT ON EXECUTIVE COMPENSATION

      The Executive Committee of the Company's Board of Directors acts as its Compensation Committee. All of the Executive Officers of the Company are also executive officers of one or more subsidiaries of the Company. These executive officers devote a substantial portion of their time to, and receive their salary and bonuses where applicable, from such subsidiaries. The banking subsidiaries each have Personnel and/or Compensation Committees that make recommendations to their respective Boards of Directors. The compensation of the President and CEO of each banking subsidiary and Greater Community Services are subject to review and approval by the Board of Directors of the Company.

      All members of the Executive Committee are independent directors with the exception of Mr. Irwin, who does not vote on issues relating to his compensation or that of the Presidents of the other banking subsidiaries.

      The Company's policy with respect to executive compensation is one which seeks to compensate its executives fairly and adequately for their responsibilities, taking into account (i) the performance and profitability of the operating unit for which the executive is responsible (except in the case of the Company's Chief Executive Officer, who in addition to the performance and profitability of the banking subsidiary for which he is responsible, is responsible for the profitability of the Company as a whole), (ii) the profitability of the Company as a whole, and (iii) prevailing levels of compensation for executives of other institutions in New Jersey with comparable responsibilities and experience. Confidential surveys of trade organizations are utilized to assess the competitive market place generally, and peer groups specifically. It is the Company's goal to remain competitive in an expanding financial services market, and to enhance shareholder value by retaining experienced, productive executives.

      Budgetary targets approved by the Company's Board as well as the Board of each operating subsidiary are also utilized. Special circumstances taken into consideration in evaluating the CEO's performance during 1999 were the added responsibilities of the opening for business of a third banking subsidiary (Rock Community Bank) and the merger of First Savings Bank of Little Falls into Great Falls Bank.

      In fixing executive compensation, the Committee takes into consideration the total compensation and benefit packages of the executives including insurance programs, the Company's matching contribution to its 401(k) Plan, the Supplemental Executive Retirement Plans (SERPs) adopted in 1999 for the CEOs of Great Falls Bank and Bergen Commercial Bank, and options granted by the Company's Stock Option Committee under the Company's Stock Option Plans for employees. The value and number of such options are considered by the Committee as part of its long-term compensation strategy aimed at more directly relating overall executive compensation to increased shareholder values.

      This report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                  Greater Community Bancorp Executive Committee
             -----------------------------------------------------
             John L. Soldoveri, Chairman     Anthony M. Bruno, Jr.
             George E. Irwin                 Alfred R. Urbano
             M.A. Bramante                   Charles J. Volpe

PERFORMANCE GRAPH

      Set forth below is a line graph comparing the annual percentage change in the cumulative return to the holders of the Company's common stock with the cumulative return of the NASDAQ Financial Institutions and the NASDAQ Bank Stock Index for the five year period commencing on December 31, 1994 and ending on December 31, 1999. The graph assumes a $100 investment on December 31, 1994 and reinvestment of all dividends in the Company's common stock or index, as applicable. The information contained in the performance graph shall not be deemed "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates it by reference into such filing. The stock price performance on the following graph is not necessarily indicative of future stock performance.

    [The following table was depicted as line graph in the printed material.]

                                12/31/94   12/31/95    12/31/96  12/31/97   12/31/98  12/31/99
Greater Community Bancorp          100        147        233       298        368        314

Nasdaq Bank Stock                  100        149        197       329        327        315

Nasdaq Financial Institutions      100        146        187       286        278        274

Aggregated Option Exercises and Year-end Option Value

      No options were granted to the named executive officers during 1999, nor did any of them other than Mr. Irwin exercise any options during 1999.

      The following table sets forth information with respect to Mr. Irwin's exercise of stock options during 1999 and unexercised options held by the named executive officers on December 31, 1999.

                                                       Number of Shares
                                                    Underlying Unexercised     Dollar Value of Unexercised
                                                          Options at                   In-the-Money
                                                        Fiscal Year End       Options at Fiscal Year End (1)
                                                       -----------------      ------------------------------
                     # of Shares
                     Acquired on       Value           Exercisable (E)/              Exercisable (E)/
      Name             Exercise      Realized ($)       Unexercisable (U)            Unexercisable (U)
-----------------    ----------      -----------       -----------------            -----------------
John L. Soldoveri        n/a            n/a                1,824 (E)                   $ 4,878 (E)
                                                           5,799 (U)                    15,509 (U)

George E. Irwin         9,859         $53,953             24,391 (E)                   $ 65,231 (E)
                                                          90,473 (U)                    249,137 (U)

C.  Mark Campbell        n/a            n/a               24,391 (E)                   $ 65,231 (E)
                                                          81,449 (U)                    204,207 (U)

(1) All unexercised options held by the named individuals were "in-the-money" at the end of 1999. The year-end values of such options have been calculated as the difference between (a) $9.3125, the value of shares subject to such options using the mean between the closing bid and asked prices per share of the Common Stock at the close of business on December 31, 1999, the last business day of 1999, as quoted by NASDAQ National Market System, and (b) the aggregate price payable on exercise of the options.

Supplemental Executive Retirement Plans

      The Company, Bergen Commercial Bank and Great Falls Bank adopted Supplemental Executive Retirement Plans ("SERPs") effective January 1999. The SERPs are designed to provide Mr. Campbell and Mr. Irwin, as Presidents of the principal bank subsidiaries, a benefit equal to the difference between (i) 70% of their respective highest average three consecutive years of annual salary at retirement and (ii) the benefits in fact provided from the respective subsidiary bank's funding of tax-qualified retirement plans (such as the 401K Plan). Under the SERPs, the amount of benefit to which each executive would be entitled has been actuarially determined to be $111,989 for Mr. Campbell and $98,913 for Mr. Irwin upon retirement at age 65. The benefit will be paid over 15 years. Each bank established a rabbi trust which purchased life insurance policies on each executive's life in order to ensure that the bank can satisfy its obligation under the SERP. Each bank makes annual contributions, in an amount equal to the expense accrual under the SERP, into a secular trust for the benefit of each executive. In the event of the executive's termination of employment within 36 months of a change in control of the bank, the bank is required to make contributions to the secular trust from its general assets or from the assets held by the rabbi trust which, when added to the remaining assets in the secular trust, are sufficient to fund the supplemental retirement income benefit.

Certain Agreements

      Effective July 31, 1998, the Company and Great Falls Bank entered into an agreement to continue Mr. Irwin's employment as President and Chief Operating Officer of the Company and President and Chief Executive Officer of Great Falls Bank. The agreement provides for a term of two years at an annual base salary of not less than $170,000, plus an auto allowance of not less than $900 per month and certain other benefits.

      Effective at the same time, the Company and Bergen Commercial Bank entered into an agreement to continue Mr. Campbell's employment as Executive Vice President of the Company and President and Chief Executive Officer of Bergen Commercial Bank. Such agreement provides for a term of two years at an annual base salary of not less than $154,000, plus an auto allowance of not less than $900 per month and certain other benefits.

      The annual base salaries may be increased during the terms of the respective agreements. Both employment agreements provide for automatic annual renewals on the anniversary of the effective date for further two-year terms. In the event of a termination of employment without "just cause" (as defined in the agreements), either officer would be entitled to receive, as a severance benefits, continued payments of his then base salary for the remaining term of his agreement, including any extensions or renewals. The severance benefit is not payable, however, during a time that the officer competes with the Company or his bank employer in the manner and within the geographical area described in the agreement. Such noncompetition covenant also applies if the officers voluntarily terminate their employment. In the event of certain terminations of employment within 12 months after a "change of control" (as defined) of the Company or the officer's bank employer, such officers are generally entitled to receive twice their base annual compensation less amounts paid after the change of control.

                                               GREATER COMMUNITY BANCORP


                                               Edith A. Leonhard, Secretary

Totowa, New Jersey
March 17, 2000

--------------------------------------------------------------------------------

                            GREATER COMMUNITY BANCORP
               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
            for the Annual Meeting of Stockholders on April 18, 2000

The undersigned hereby appoints Toby W. Giardiello, Naqi A. Naqvi and Robin A. Peterson, and each of them, as the undersigned's true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Stockholders of GREATER COMMUNITY BANCORP to be held at the Corporation's headquarters located at 55 Union Boulevard, Totowa, New Jersey, on Tuesday, April 18, 2000 at 4:00 p.m., and at any adjournment thereof, on all matters coming before such meeting.

                  (Continued and to be signed on reverse side)

--------------------------------------------------------------------------------

                              FOLD AND DETACH HERE

--------------------------------------------------------------------------------
                                                        Please mark
                                                        your votes as
                                                        indicated in        |X|
                                                        this example

1. Election of M.A. Bramante,
   William T. Ferguson,
   and David Waldman

   FOR all nominees (except as                 WITHHOLD AUTHORITY
 provided to the contrary below)            to vote for all nominees

            |_|                                         |_|

(Instruction: to withhold authority for any individual nominee, write that nominee's name here:)

___________________________________________________________________________

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any postponements or adjournments thereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS APPEARING ON THIS SIDE. IF A CHOICE IS NOT INDICATED WITH RESPECT TO ITEM 1, THIS PROXY WILL BE VOTED "FOR" SUCH ITEM. THE PROXIES WILL USE THEIR DISCRETION WITH RESPECT TO ANY OTHER MATTER PROPERLY BROUGHT BEFORE THE MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF. THIS PROXY IS REVOCABLE AT ANY TIME BEFORE IT IS EXERCISED.

      Receipt herewith of the Company's Annual Report and notice of meeting and proxy statement dated March 17, 2000, is hereby acknowledged.

                        PLEASE SIGN, DATE AND MAIL TODAY


SIGNATURE(s)of Shareholder(s)______________________________ Date_________, 2000
Joint owners must EACH sign. Please sign EXACTLY as your name(s) appear(s) on this card. When signing as attorney, executor, administrator, trustee, guardian, partner, or corporate officer please give FULL title.

--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE